                                                                     EXHIBIT 1.1



                               AMB PROPERTY, L.P.

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT

                                                                 January 4, 2001

AMB Property, L.P.
Pier 1, Bay 1
San Francisco, California  94111

Attention:  General Counsel

        Re: Distribution Agreement dated August 15, 2000 (the "Distribution Agreement") between AMB Property, L.P. and Morgan Stanley & Co. Incorporated and the other Agents named therein


        We agree to purchase your fixed rate Medium-Term Notes (the "Notes") having the following terms:

Principal Amount:  $25,000,000                      Settlement Date: January 9, 2001


Specified Currency:  United States Dollars

                                                    Maturity Date: January 30, 2006

Form:  Book Entry                                   Trade Date:  January 4, 2001

Interest Payment Dates:  January 30 and July 30,    Agent's Commission or Discount:  .500%
commencing July 30, 2001                            ($125,000)

Redemption and Repayment:  Not subject              Net Proceeds to Issuer:  99.5%
to redemption or repayment prior to maturity        ($24,875,000)

Price to Public:  100% of principal amount          Authorized Denomination:  $1,000 and
                                                    integral multiples thereof

Interest Rate:  6.90%                               Regular Record Dates:  the January 15
                                                    and July 15 before each Interest
                                                    Payment Date

Other/Additional Terms:

THE NOTES WILL INITIALLY BE LIMITED TO
$25,000,000 IN AGGREGATE PRINCIPAL AMOUNT. THE
OPERATING PARTNERSHIP MAY CREATE AND ISSUE
ADDITIONAL NOTES WITH THE SAME TERMS AS THE
NOTES ISSUED HEREUNDER SO THAT THE ADDITIONAL
NOTES WILL BE COMBINED WITH THIS INITIAL
ISSUANCE OF NOTES.


        With respect to this issuance only and subject to execution by the Agents under the Distribution Agreement of the waiver attached as Schedule I hereto, for all purposes with respect to the Notes, we

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shall be deemed to be a party to and an Agent under the Distribution Agreement, and shall, without limitation of the foregoing, be entitled to the benefit of the representations, warranties, covenants and agreements of the Operating Partnership and the Guarantor contained therein. The provisions of Sections 1, 2(b), 2(c), 3 through 6, and 9 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

        This Terms Agreement may be terminated at any time by any party upon the giving of written notice of such termination to the other parties herein, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of the Distribution Agreement shall not require termination of this Terms Agreement, and the termination of this Terms Agreement shall not require termination of the Distribution Agreement. This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.

        On the Settlement Date, the following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement shall be delivered to A.G. Edwards & Sons, Inc.: opinions of counsel referred to in Sections 4(b)(i), (ii), (iii) and (iv), certificate on behalf of the Guarantor referred to in Section 4(c) and comfort letter referred to in
Section 4(d).


                                             A.G. EDWARDS & SONS, INC.

                                             By: /s/ RICHARD A. RYFFEL
                                                 -------------------------------
                                                 Name:  Richard A. Ryffel
                                                 Title: Vice President



ACCEPTED AND AGREED


AMB PROPERTY, L.P.

By: AMB Property Corporation,
    its General Partner


    By: /s/ MICHAEL A. COKE
        --------------------------------
        Name:  Michael A. Coke
        Title: Chief Financial Officer



AMB PROPERTY CORPORATION


    By: /s/ MICHAEL A. COKE
        --------------------------------
        Name:  Michael A. Coke
        Title: Chief Financial Officer

                                   Schedule I


                                 January 4, 2001



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, N.Y. 10036

and

the other Agents listed on
Exhibit A hereto

        Re:    Addition of A.G. Edwards as Agent under Distribution Agreement

Dear Sirs:

        We hereby notify you that we have added A.G. Edwards & Sons, Inc. ("A.G. Edwards") as an Agent under the Distribution Agreement dated August 15, 2000 between the Agents set forth on Schedule II thereto, AMB Property, L.P. and AMB Property Corporation (the "Distribution Agreement") with respect to the sale (the "Sale") of $25,000,000 principal amount of medium-term notes to A.G. Edwards as principal. A.G. Edwards has been added as an Agent only with respect to the Sale. This notice shall constitute a supplement to the Distribution Agreement.

        By signing below, the undersigned Agents under the Distribution Agreement hereby waive the notice specified in Section 11 of the Distribution Agreement with respect to such addition of A.G. Edwards as an Agent as set forth above.

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                                         AMB PROPERTY L.P.

                                         By: AMB Property Corporation,
                                             its General Partner


                                             By: /s/ MICHAEL A. COKE
                                                 -------------------------------
                                                 Name:  Michael A. Coke
                                                 Title: Chief Financial Officer


                                             AMB PROPERTY CORPORATION


                                             By: /s/ MICHAEL A. COKE
                                                 -------------------------------
                                                 Name:  Michael A. Coke
                                                 Title: Chief Financial Officer



        Accepted and Acknowledged:

        Morgan Stanley & Co. Incorporated


        By: /s/ ERIC G. DOBI
            --------------------------------
            Name: Eric G. Dobi
            Its:  Vice President


        Banc of America Securities LLC

        By: /s/ RICHARD D. WILLIAMS, IV
            --------------------------------
            Name: Richard D. Williams, IV
            Its:  Principal


        Banc One Capital Markets, Inc.

        By: /s/ KATHERINE COKIC
            --------------------------------
            Name: Katherine Cokic
            Its:  Associate Director

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        Chase Securities Inc.

        By: /s/ Hun L. Richards
            --------------------------------
            Name: Hun L. Richards
            Its:  Vice President


        Merrill Lynch, Pierce, Fenner & Smith Incorporated

        By: /s/ Scott G. Primrose
            --------------------------------
            Name: Scott G. Primrose
            Its:  Authorized Signatory


        J.P. Morgan Securities Inc.

        By: /s/ Robert Nordlinger
            --------------------------------
            Name: Robert Nordlinger
            Its:  Vice President


        Salomon Smith Barney Inc.

        By: /s/ Mark R. Patterson
            --------------------------------
            Name: Mark R. Patterson
            Its:  Managing Director

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                                    Exhibit A


Banc of America Securities LLC
101 North Tryon Street
7th Floor
Charlotte, N.C.  28255

Banc One Capital Markets, Inc.
1 Bank One Plaza
Chicago, IL.  60670

Chase Securities Inc.
270 Park Avenue
New York, N.Y.  10017

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
250 Vesey Street
New York, N.Y.  10281

J.P. Morgan Securities Inc.
60 Wall Street
New York, N.Y.  10260

Salomon Smith Barney Inc.
388 Greenwich Street
32nd Floor
New York, N.Y.  10013